    UNITED STATES
    SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C.  20549


    Form 8-K/A No. 1

    Filed as Amendment to 8-K Document filed March 25, 1998,
    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported):  March 6, 1998




    WHITNEY AMERICAN CORPORATION
    (Exact name of registrant as specified in charter)


    DELAWARE
    (State or other jurisdiction of incorporation or organization)


            0-22907                                  84-1070022
    (Commission File Number)          (I.R.S. Employer Identification Number)



    8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182
    (Address of Principal Executive Offices and Zip Code)


    (703) 893-0582
    (Registrant's telephone number, including area code)



    12373 E. Cornell Avenue, Aurora, Colorado 80014
    (Former name or former address, if changed since last report)

Item 1.   CHANGE IN CONTROL.

Acquisition of Other Businesses

    Whitney American Corporation, a Delaware corporation ("Company"), entered into and consummated the following Stock Exchange Agreements (collectively,

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the "Agreements") dated March 6, 1998, among the Company and Kemron
Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Agreement"); Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Agreement"); New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Agreement"); and Exeter Group, Inc., a Florida corporation ("Exeter"), and its shareholders ("Exeter Agreement"). Pursuant to the Agreements the Company acquired such corporations in a stock-for-stock exchange with the shareholders of those corporations, issuing an aggregate of 8,000,000 common shares to consummate the acquisitions. These transactions are sometimes collectively referred to below in this report as the "Exchange."

     In connection with the Exchange, the Company has undergone a change of control by virtue of changes in share ownership and changes in its management and board of directors, both as described below. Neither of the companies acquired pursuant to the Agreements nor their respective shareholders were affiliates of the Company or known to own any of the shares of the Company prior to the Exchange. Information concerning the Company's new executive officers, directors and principal shareholders is set forth below, as is a description of the business of the companies acquired.

     The Company did not mail to shareholders or file with the Securities and Exchange Commission any notice pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Rule 14f-1 thereunder, because it obtained the prior approval of its shareholders for the Exchange in accordance with Section 228 of the Delaware General Corporation Law.

     CHANGE IN MANAGEMENT

Issuance of Shares

     At the time of consummating the Exchange, the Company had an aggregate of 362,515 common shares issued and outstanding. As called for in the Agreements, the Company has issued an aggregate of 8,000,000 additional common shares. Accordingly, the shareholders of Kemron, Coastline, New Horizons and Exeter, as a group, own approximately 94% of the Company's 8,520,047 currently issued and outstanding shares.

Change of Control

     Prior to execution of the Purchase Agreement, Stephen M. Siedow was the sole director and executive officer of the Company, as permitted by Delaware law. Pursuant to the Agreements, Mr. Siedow resigned as an officer and director of the Company, and the persons named below were elected to the respective positions noted as the executive officers and directors of the Company.

Executive Officers and Directors

     The current executive officers and directors of the Company are listed below, all of whom assumed office effective March 10, 1998. Directors serve one-year terms until the next annual meeting of shareholders, or until successors have been elected and duly qualified. Officers hold office at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist.

    Juan J. Gutierrez              DIRECTOR, Chairman, Chief Executive
                                             Officer

    Hector I. Hernandez, Sr.       DIRECTOR, Executive Vice President,
                                             Secretary

    Heatherlynn Colburn            DIRECTOR, Chief Operating Officer, Executive
                                             Vice President

    John Heishman                  DIRECTOR, Assistant Secretary, Treasurer

    Michael Goldberg               DIRECTOR

    David Vandenberg               DIRECTOR

    John M. Dwyer                  DIRECTOR


Biographical Information

     Following is a brief account of the business experience during at least the past five years of each director and executive officer, including the principal occupation and employment during that period.

     JUAN J. GUTIERREZ, 56, is Chairman and CEO of the Company. He has been Chairman and CEO of Kemron Environmental Services, Inc. since 1983, when he purchased Kemron. He is also Chairman and CEO of InterAmerica Technologies, Inc., a software development and systems integration company which he founded in 1971. Both companies have enjoyed rankings on the list of the 500 largest Hispanic-owned businesses compiled by Hispanic Business magazine. Mr. Gutierrez has received numerous achievements and community awards, including being selected by the U.S. Hispanic Chamber of Commerce as the 1984 Hispanic Businessman of the Year, and receiving the 1994 Small Business Administration's Lifetime Minority Business Achievement Award. He is a graduate of Pan American University at Edinburg, Texas.

     HECTOR I. HERNANDEZ, SR., ESQ., 37, is an Executive Vice President, Secretary, General Counsel and Director of the Company. Mr. Hernandez is a licensed attorney, and received his Juris Doctor degree from Georgetown University Law Center in Washington, DC, in 1986. From 1990 to 1993, Mr. Hernandez served as officer and director of Sibir, Inc., U.S.A., a Virginia corporation which in 1994 was liquidated pursuant to Chapter seven of the U.S. Bankruptcy Code. From 1986 to 1990, Mr. Hernandez was an attorney with the U.S. Department of State. Mr. Hernandez presently serves as a director of HDN, Inc., which filed a form S-1 Registration Statement with the Securities and Exchange Commission on December 31, 1997.

     HEATHERLYNN COLBURN, 28, is an Executive Vice President, Chief Operating Officer and Director of the Company. She is also the Chairman of the Board and CEO of Costa Real Corporation, a shareholder of the Company; and a

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

director of HDN, Inc., a Delaware corporation which recently filed an S-1 Registration Statement with the Securities and Exchange Commission. Ms. Colburn provides in-depth knowledge of the financial markets and financial communities, and will play an integral role in the development of the Company's expansion of its markets from regional to national.

    JOHN M. DWYER, 37, is a Director of the Company, and a Vice President of Kemron. Mr. Dwyer is responsible for the management and administration of Kemron's Consulting and Engineering Division, including profit and loss performance, and is Kemron's head of marketing. He has been with Kemron for over 17 years and brings a wealth of experience and expertise in the development, design, and execution of small and large scale environmental programs involving hazardous waste site investigations, remedial construction, environmental assessments and permitting assistance services, as well as leaking underground storage tanks. Mr. Dwyer holds an A.S. degree in computer and electrical technology from the Southern Institute of Technology.

    MICHAEL GOLDBERG, 48, is a Director of the Company and an officer of Exeter Group, Inc. Mr. Goldberg graduated dean's list from the Pennsylvania State University in 1971. Mr. Goldberg graduated as an Asper Fellow from the University of Maryland Law School in 1974. In 1973 and 1974, Mr. Goldberg served as an Asper Fellow with the United States Attorney's Office (Criminal Division) in Washington, D.C. Mr. Goldberg worked on the Watergate case as well as other major cases. From 1974 through 1977, Mr. Goldberg was an Assistant District Attorney in Philadelphia, PA. Mr. Goldberg served in the Narcotics, Major Trials and Homicide Division. From 1978 until 1986, Mr. Goldberg was in private practice with his firm representing such clients as F. Lee Bailey, Mayor Frank
L. Rizzo, the Philadelphia Eagles and the City of Philadelphia. Mr. Goldberg became Chairman, CEO and President of RX Medical Services Corp. (a publicly traded company listed on the American Stock Exchange), in 1991, and oversaw the growth of that company from $2.7 million to over $20 million in annual revenues. Mr. Goldberg has received honors as Who's Who Leading American Executives in 1992; Adaptive Business Leaders Organization (ABL) in 1992; and Outstanding Young Man of America in 1983.

    DAVID VANDENBERG, 41, is a Director of the Company, and a Vice President of Kemron. He is a 1979 graduate of the University of Wisconsin with degrees in Chemistry and Business. With 19 years of experience in the environmental field, he has been involved with the development and management of Kemron's business through the changes in legislation, market conditions and growth of the environmental service industry. He has managed the growth of a 3 person environmental laboratory to a staff of over 70 professionals, and today Kemron's Ohio Valley Laboratory is one of the nation's largest, most respected environmental laboratories. Mr. Vandenberg is responsible for the laboratory's sales and marketing strategies, operation oversight and profit and loss performance.

    JOHN S. HEISHMAN, 32, is the Assistant Secretary/Treasurer and a Director of the Company, and is responsible for Finance and Contract Administration for the Company. He has 10 years of finance and accounting experience in both commercial and federal contracting. Mr. Heishman joined the KEMRON management team in 1996 and has brought vast experience in forecasting/budgeting, cash management, financial analysis, corporate and operational accounting. Prior

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to joining KEMRON, Mr. Heishman worked for Computer Sciences Corporation, and in public accounting with Ernst & Young. He has extensive knowledge of GAAP, FAR, and CAS issues. He holds a BBA in accounting from James Madison University, and is a Certified Public Accountant in Virginia.

Executive Compensation

    During the fiscal year ended May 31, 1997, no director or executive officer of the Company received cash or non-cash compensation for service to the Company. Subsequent to the fiscal year end, the Company awarded shares of its common stock to officer and director Stephen M. Siedow (150,000 shares) and to Secretary and corporate counsel John D. Brasher Jr.(150,000 shares) under the Company's 1997 Employee Stock Compensation Plan for services rendered to the Company and not otherwise compensated. Such shares were valued at a price of $.025 per share. Prior to issuance, these shares were registered under the Act under cover of a registration statement on Form S-8. Mr. Brasher and Mr. Siedow were in addition owed approximately $105,000 for services rendered and expenses advanced on behalf of the Company, which the Company intends to pay.

    On March 12, 1998, the Company awarded stock options to officers and directors (Juan J. Gutierrez: 350,000; Hector I. Hernandez, Sr.: 350,000; Heatherlynn Colburn: 400,000; Michael Goldberg: 100,000; John Dwyer: 25,000; and David Vandenberg: 25,000) under the Company's 1997 Stock Option Plan. Such options have an exercise price of $0.25 per share. Prior to issuance, these shares were registered under the Act under cover of a registration statement on Form S-8.

    PRINCIPAL SHAREHOLDERS


Beneficial Ownership Following Acquisitions

    The following table sets forth as of March 12, 1998, the names of persons who own of record, or were known by the Company to own beneficially, more than five percent of its total issued and outstanding common stock and the beneficial ownership of all such stock as of that date by executive officers and directors of the Company and all such executive officers and directors as a group. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.

                          Name and Address                           Amount & Nature        Percent
                          of Beneficial                              of Beneficial          of
Title of Class            Owner                                      Ownership              Class
Common Stock,             *Juan J. Gutierrez                         3,460,001              35.9% 1, 4
$.00001 par                8150 Leesburg Pike, Suite 1200
                           Vienna, Virginia 22182

SAME                      *Hector I. Hernandez                       2,100,000              21.8% 2, 4
                           8150 Leesburg Pike, Suite 1200
                           Vienna, Virginia 22182

SAME                         *Heatherlynn Colburn                    2,150,000              22.4% 3, 4
                             8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182

SAME                         *Michael Goldberg                         100,000                 1% 4
                             2008 Bayview Drive
                             Ft. Lauderdale, Florida  33305

SAME                         *David Vandenberg                         191,666               1.9% 4
                             109 Starlite Park
                             Marietta, Ohio  45750

SAME                         *John M. Dwyer                            191,666               1.9% 4
                             2987 Clairmont Road, Suite 150
                             Atlanta, Georgia 30329

SAME                         *John Heishman                              -0-                  -0-
                             8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182

SAME                         Costa Real Corporation                  1,750,000                18% 3
                             8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182

SAME                         Twenty First Century Heritage Trust     1,750,000                18% 2
                             8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182

SAME                         InterAmerica Technologies, Inc.           887,778               9.1% 1
                             8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182

                *All executive officers and
                 directors as a group (7 persons)                    8,193,333              85.2%


    1 Mr. Gutierrez is the sole owner of shareholder InterAmerica Technologies, Inc., and claims beneficial ownership of shares held by that entity.

    2 Mr. Hernandez is the administrator of Twenty First Century Heritage Trust and claims beneficial ownership of shares held by the trust due to voting control possessed.

    3 Ms. Colburn is the president of Costa Real Corporation and claims beneficial ownership of shares held by that entity due to voting control possessed.

    4 Includes common shares of the Company subject to purchase upon the exercise of options granted under the Company's 1997 Compensatory Stock Option Plan, including 350,000 (Juan Gutierrez), 350,000 (Hector Hernandez), 400,000 (Heatherlynn Colburn), 100,000 (Michael Goldberg), 25,000 (John Dwyer), and 25,000 (David Vandenberg).

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.


    ACQUISITION OF UNRELATED COMPANIES

    The Company entered into and consummated the following Stock Exchange Agreements (collectively, the "Agreements") dated March 6, 1998, among the Company and:

    (a) Kemron Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Kemron and in exchange therefor issued to the shareholders of Kemron an aggregate of 3,500,000 shares of the Company's authorized but unissued common stock;

    (b) Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Coastline and in exchange therefor issued to the shareholders of Coastline an aggregate of 1,750,000 shares of the Company's authorized but unissued common stock;

    (c) New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of New Horizons and in exchange therefor issued to the shareholders of New Horizons an aggregate of 1,750,000 shares of the Company's authorized but unissued common stock;

    (d) Exeter Group, Inc., a Florida corporation ("Exeter"), and its share holders ("Exeter Agreement"), pursuant to which among other things the Company acquired in a stock-for-stock exchange all of the issued and outstanding shares of capital stock of Exeter and in exchange therefor issued to the shareholders of Exeter an aggregate of 1,000,000 shares of the Company's authorized but unissued common stock;

    The shares issued pursuant to the Agreements were not registered under the Securities Act of 1933, as amended ("Act"), on the grounds that the sale, issuance and delivery of such shares were transactions not involving any public offering within the meaning of Section 4(2) of the Act. Accordingly, all such shares are deemed "restricted securities" as defined in Rule 144(a) under the Act. All certificates evidencing the shares issued pursuant to the Agreements bear a customary form of investment legend, and a stop order has been entered in the Company's transfer records in respect of such shares. No person has been granted registration rights as to any of such shares, although the Company is not prevented from registering any of such shares for resale at a later date..

    The four exchange agreements referred to above contained certain common terms and provisions, as discussed below.

Expenses

    The Company, Kemron, Coastline, New Horizons and Exeter each bore their own expenses incurred in connection with the Exchange. In the Kemron Agreement, Kemron agreed to guarantee the payment by the Company of approximately $100,000 in outstanding payables of the Company.

Representations and Warranties

    The exchange agreements contain customary representations and warranties by the parties regarding due organization and good standing, capitalization, no defaults, due authorization and similar matters. The shareholders of the acquired companies made certain representations and warranties as to their investment intent, the private nature of the transaction, the lack of any general advertising or general solicitation, the quantity and quality of information possessed by them regarding the Company, and other matters.

Indemnification

    The shareholders of the acquired companies agreed to indemnify the Company, and the Company agreed to indemnify those shareholders, from and against certain damages occurring after the closing date but arising out of events prior to the closing date, arising from breach of the exchange agreements or failure of or breach of any representations and warranties in the exchange agreements. However, the indemnity is available only to damages exceeding $10,000 in the aggregate and as to which the party claiming indemnification has received actual notice of the claim giving rise to the right to indemnification within twenty-four months of the closing date.

Reverse Split Prohibition

    In order to protect persons who were the Company's shareholders at the closing, the parties agreed that, for a period of eighteen (18) months following the closing, the Company is prohibited from effecting any reverse split of its common stock or any corporate action that would change the number of common shares of the Company into a smaller number of shares. However, this prohibition does not prevent the Company from engaging in a merger, exchange, consolidation or similar transaction with an unaffiliated entity which has the effect of reducing the number of common shares.


           BRIEF DESCRIPTION OF KEMRON ENVIRONMENTAL SERVICES, INC.


    Kemron Environmental Services, Inc. ("Kemron"), a New York corporation, was first incorporated under the name of Industrial Hygienics, Inc. (IHI) on June 3, 1975. Between 1975 and 1981, IHI operated as a stand alone industrial hygiene consulting and laboratory company on Long Island, New York. In 1981, IHI acquired Kemron Environmental Services, a division of the Borg-Warner Corporation, and changed its name to IHI-Kemron. The acquisition brought to IHI-Kemron a network of industrial hygiene and environmental laboratories in the midwest, the Ohio River Valley, and Louisiana. The Louisiana laboratory was established as early as 1952 and was the premier ambient air and emissions

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

testing facility in the Southeast. In 1982, IHI-Kemron acquired WAPORA, which at the time was the leading Regional Mission contractor for the Environmental Protection Agency with a staff of over 100 environmental scientists located in five states throughout the eastern half of the U.S.

    IHI-Kemron was not successful in merging and consolidating its operations after the acquisitions and eventually ran into financial difficulties. Consequently, IHI-Kemron was purchased in 1983 by Juan J. Gutierrez, a Virginia based management consultant. Gutierrez reorganized the company, eliminated unprofitable operations, and guided the company back to profitability. In 1988, Gutierrez changed the name of the company from IHI-Kemron, to its name under Borg-Warner, Kemron Environmental Services, Inc. In 1993, WAPORA, the wholly-owned subsidiary, was merged with the parent company to form the present day operating structure.

    Kemron is a full service environmental engineering and consulting company offering four distinct lines of service which include Site Investigations and Engineering; Site Remediation and Construction; Environmental Management & Permitting Assistance; and Analytical/Laboratory Services. Its consulting and Engineering Division is comprised of three operating groups located in Atlanta, GA, Marietta, OH, and Vienna, VA, serving a diverse client base such as Fortune 1000 companies, the Georgia State Department of Environmental Resources and the U.S. Army Corp of Engineers. Kemron's laboratory, also located in the heart of the Ohio River Valley in Marietta, OH, is housed in a 20,000+ square feet facility, fully equipped with state-of-the-art testing equipment capable of performing a full array of inorganic and organic testing in all types of media. The laboratory's principal clients are Fortune 1000 clients representing several sectors of the economy, as well as the U.S. Air Force and the Department of Energy's Los Alamos National Laboratory located at Los Alamos, New Mexico. The laboratory maintains a marketing office in San Antonio, Texas.

STRUCTURE OF KEMRON ENVIRONMENTAL SERVICES

    Kemron has over 120 environmental scientist, engineers and chemists organized into two operating divisions and an administrative unit. The two operating divisions are its Consulting and Engineering (CE) Division and its Laboratory Analytical (Lab) Division. The CE Division is headed by a Vice-President and has three Regional Managers, one for each of the offices identified above. The lab is a stand-alone operation also headed by a Vice-President. The administrative unit consists of the President/CEO, a Director of Finance and Contract Administration, a Director of Human Resources and support personnel for the overall administrative function. The administrative unit is based at the corporate headquarters in Vienna, VA.

DESCRIPTION OF KEMRON'S SERVICES

    Site Investigation and Engineering Services

    Kemron provides site investigations and assessment services at non-regulated contaminated sites and at sites covered by RCRA and CERCLA regulations. These investigations may included preliminary assessments, site investigations, groundwater assessments, remedial investigations and feasibility studies, and remedial action. Kemron also provides services for designing remedial action plans. Some of the plans designed and executed by Kemron have include: Closure plans for in-place capping and clean closure scenarios; Corrective action plans for groundwater programs; Plans for buried waste excavation, removal and soil remediation; Plans for building decontamination and demolition; Plans for lagoon closure; In-situ biological treatment of soil and groundwater; Underground Storage Tanks ("UST") removal; Asbestos abatement; Thermal treatment of contaminated soil; and Soil vapor extraction and air sparging.


    Site Remediation and Construction

    Kemron performs site remediation and construction services at contaminated sites regulated by RCRA and CERCLA regulation. Kemron has undertaken projects requiring groundwater treatment, soil vapor extraction, air stripping, and building decontamination, as well as more conventional methods involving soil excavation, solidification, capping, treatment and disposal. Kemron also utilizes bio-degradation technologies utilizing indigenous as well as proprietary micro-organisms to maximize remediation abilities. Using this approach, Kemron installed the first closed loop biological system permitted by the Commonwealth of Virginia and the first system permitted in the state of Maryland. Kemron also employs other approaches, such as air stripping, soil venting, soil aeration, and in-situ air sparging to remove highly volatile compounds.

    Environmental Management and Permitting

    Kemron provides environmental management services which include a full range of ecological services including: environmental assessments; wetlands delineation; endangered species studies; and terrestrial and aquatic ecological surveys. Phase I Environmental Site Assessments (ESA) are also conducted by Kemron.

KEMRON'S ANALYTICAL LABORATORY

    Kemron operates an environmental testing laboratory in Marietta, Ohio employing over 70 professionals. Kemron has experience in providing lab testing services for varying analytical programs such as NPDES, RCRA, CERCLA and OSHA. Kemron's laboratory has experience in the use of EPA, NIOSH, ASTM and APHA standards and methods. These methods have been applied to soil, water, air, biological samples, sludge and wastes.

    Kemron participates in various certification and audit programs, when available, including Federal and State Voluntary Proficiency Programs. Kemron's laboratory is accredited by the American Association for Laboratory Accreditation (A2LA), and certified by the U.S. Army Corps of Engineers, Missouri River Division and approved to perform analytical work for the U.S. Air Force AFCEE Program. Kemron is also certified by a multiple of state certification programs which include, but are not limited to the following:
Arizona, Florida, Georgia, Kansas, Maryland, Massachusetts, New Jersey, North Dakota, Ohio, South Carolina, Tennessee, Virginia, West Virginia, and Wisconsin.

    BRIEF DESCRIPTION OF NEW HORIZONS, INC.


    The Company has acquired 100% of the issued and outstanding stock of New Horizons, Inc., a Delaware corporation established in 1996 to provide oil and gas well servicing to the energy sector. At the time of the acquisition of New Horizons by the Company, New Horizons had no revenue nor operations. The Company intends to raise capital through the sale of stock, the proceeds of which will be used to capitalize the operations of New Horizons.

    New Horizons does have a signed Letter of Intent to acquire all of the assets of Vector Horizontal Ventures, L.L.C., a Nevada limited liability company currently engaged in short radius horizontal drilling services, with rights to utilize technology developed and patented by the Amoco Corporation. The Asset Purchase will transfer to New Horizons all of Vector's tangible and intangible assets, including drilling equipment, inventory of materials, existing and future contracts to provide horizontal drilling services, Vector's existing personnel, and the Amoco license. Amoco has agreed to the transfer of the Vector license directly to New Horizons upon closing the Vector Asset Purchase. In acquiring the Assets of Vector, the Company will assume approximately $500,000.00 in trade-related debt and will issue common stock and options to the present management of Vector.

    Declining production and depletion of existing reserves within the United States is causing increasing pressure on state and federal agencies to create incentives for oil and gas operators and the investment community to drill for new reserves and rework the hundreds of thousands of existing wells that are either temporarily abandoned or marginally producing. The oil and gas industry needs an inexpensive, low risk technology that will allow operators to increase existing production levels and unlock new reserves.

    Short radius horizontal drilling is rapidly becoming a chosen alternative in the re-entry and completion of oil and gas wells, to exploit the vast quantities of remaining reserves. Short radius horizontal drilling technologies, perfected by Amoco Corporation over many years of testing and commercial development, have proven to be reliable and very cost effective and are becoming widely accepted by the petroleum industry as the preferred choice for a variety of applications.

    In 1986, the United States had 635,015 producing oil wells. Daily production averaged 14 bbl oil/well and has declined since then. Current estimates place 80% of oil wells in the "stripper" class, less than 10 bbl oil/day. There are oil fields that still have energy and oil but do not produce due to some type of engineering problem. Many of these are horizontal drilling targets. Every sedimentary basin in the U.S. will have prospects. If 10% of the stripper wells can be helped by horizontal drilling, there are about 45,000 target wells for re-entry. If the industry re-enters these existing wells and drills 450 horizontal wells per year, it will take 100 years to drill all of these prospects.

    The most popular casing used by independent operators is 4.5 inch outside diameter casing. The Amoco system is the only short radius drilling system that can drill 30 foot radii from inside 4.5 inch casing. Certainly, the potential re-entry market is very large.

    In addition to the re-entry market, there is the market for horizontal completion of new wells. The recent increases in the price of oil and gas, and the predicted future stability has increased drilling activity to levels not seen in years. Horizontal completion of wells is becoming the chosen alternative to conventional completion technologies. Industry analysts' predictions of an upward trend in oil prices, modified by the short term market cycles should provide service companies with stability and growth potential.

    Now that the petroleum industry has become much more aware of the many technical advantages and lower cost of the rotary steerable short radius horizontal system, in comparison to alternative systems such as articulated mud motors, demand for these services has suddenly skyrocketed. New Horizons will offer a full range of services to the energy sector. The subsidiary will offer turn-key services to its energy sector clientele, providing a vast array of services depending on the customized needs of the client. Several contracts are presently being negotiated for services including plugging of abandoned wells and engineering of re-entry and stimulation activities designed to enhance production. For specialized situations, the subsidiary will employ its Amoco technology, as needed. The Amoco Technology, thereby, provides a potent tool in the subsidiary's arsenal of modern technologies which will be offered to the oil, gas and coal industries.

    More traditional horizontal drilling methods will also be employed in those situations where needed. The mud motors used in medium radius horizontal drilling are in some cases the technology of choice, particularly in instances where the rotary tools of the Amoco process will not suffice. Depending on the needs of the client and the specific requirements of the formation and the geology, New Horizons will provide the best technology available coupled with efficient service.

    With the Vector Acquisition, New Horizons will have the exclusive benefit of a management team who originally fostered the successful development of these patented and proprietary technologies from the very earliest experimental prototypes nearly a decade ago. Even more importantly, the Company's senior operating personnel and service technicians have been identified, trained, and recruited on the basis of their experience and proven performance with the technology in the field. New Horizons will combine the assets and personnel of predecessor organizations in order to optimize the full range of skills and services that can be made available from a single source.

    New Horizons' personnel will have a combined experience of more than 50 years operating this short radius technology, including its early testing, development and field application. In total, New Horizons' team has been involved in the drilling of more than 200 test wells and more than 60 field applications. New Horizons' personnel have drilled wells in Oklahoma, Texas, Louisiana, Indiana, Illinois, Montana, Wyoming, North Dakota, Michigan, Ohio and West Virginia.

              BRIEF DESCRIPTION OF COASTLINE INTERNATIONAL, INC.


    Coastline International, Inc., a Delaware corporation, was incorporated on November 6, 1996, to provide innovative bio-technologies applicable to the energy and water sectors. At the time of the acquisition of Coastline by the Company, Coastline had no revenue and no operations. The Company intends to raise capital through the sale of stock, the proceeds of which will be used to capitalize the operations of Coastline.

    Coastline's licenses and distribution concessions include a unique bio-technology for the treatment of paraffin, scale, corrosion and reservoir skin damage; and a unique bio-technology for treatment of municipal, agricultural and industrial wastewater. These two principal areas will become the focus of two divisions within Coastline; Coastline Energy and Coastline Water, as further described below.

Coastline Energy

    Coastline has secured a license and distribution rights for a library of facultative anaerobic microorganisms developed by Micro-Bac International, Inc., of Austin, Texas, which increase production in individual oil and gas wells and in fields with skin damage, due to paraffin accumulations, corrosion, emulsion and scale formation. The treatment is custom designed for each individual well and field, and strains of bacteria are isolated through laboratory testing to achieve optimum performance.

    These neutrally charged marine organisms, in a saline solution of nutrients, are naturally occurring, non-pathogenic, non-toxic, non-carcinogenic, non-combustible and require no permits from the Environmental Protection Agency for storage, transportation or disposal. Environmentally, these microorganisms are as safe as any product in the industry to control and reduce skin damage.

    Paraffin, corrosion, emulsion and scale formation have resulted in significant economic losses, reducing profitability for producers and operators. The resulting skin damage can be controlled and reduced through proper treatment by locating microorganisms in the immediate formation, perforations, and in the case of most problem preventing restrictions in production streams or failures in lifting equipment. Traditional control methods for treatment involve implementing techniques such as hot oiling, paraffin cutting, chemical and condensate treatments. These techniques have been marginally successful, economically prohibitive and temporary at best. Man y of these traditional methods are dangerous from a safety standpoint and often have caused serious long term damage to the productive life of the well, especially in the case of hot oiling.

    Paraffin skin damage can either be naturally occurring or man-made due to repeated hot oil-hot water treatments down the annulus. Naturally occurring paraffin is due to a formation temperature lower than the cloud point of the fluids produced. Paraffins created by hot oil - hot water treatments can cause a large amount of skin damage due to the liquids burning off the lighter hydrocarbons and pushing the heavier ends, possibly pulled from the bottom of a stock tank, downhole. Both types of damage reduce the effective permeability and porosity at or near the formation face while a hot oil treatment can cause plugged perforations and restrictions in the wellbore.

    Since the microorganisms thrive at the oil/water or water/paraffin contact, they will naturally seek out the paraffin skin damage and gradually remediate the high carbon chain paraffins with a cloud point above the formation temperature. This remediation process will gradually biodegrade the skin damage that is interfering with the natural inflow of fluids into the wellbore and control formation of paraffin accumulations in the production system.

    Depending on the type of oil and other reservoir characteristics, the bacteria treatment will affect one or more of the following: API, viscosity, melting point and interfacial tension. The bacteria have been used successfully in the treatment of thousands of wells. A typical application will require certain equipment including a surface pump, hoses, tanks, and a truck for transportation. Depending on the proximity of the wells, one technician can treat three to four wells per hour.

    The technology is environmentally safe, is efficient and very cost effective, thereby creating a service with high profit margins for the Company, which at the same time enhances production and cures many of the prevalent production problems and difficulties experienced by oil and gas producers.

Coastline Water Services

    Coastline has secured the exclusive world-wide distribution rights to a unique bio-technology developed by Greenwave Biotech, Inc., of Beaufort, South Carolina, which has proven effective against a wide range of organic pollutant problems, provides final effluent polishing, achieves sludge digestion/stabilization tasks, and controls pathogens. The ability to reduce volatile organic materials in domestic/industrial sludge provides a cost effective solution for compliance with current regulatory waste disposal requirements.

    Many of this country's large cities are presently under cease and desist orders from the Environmental Protection Agency, for failure to control sludge and for emission of pathogens and volatile organics into the rivers and water streams. In addition, pending legislation will impose new requirements on agricultural wastewater, creating additional demand for Coastline's products and services. For years the industry has been crying out for an effective solution to the myriad of problems confronted by most municipal waste treatment plants. Many cities and municipalities are spending hundreds of millions of dollars on physical plant enhancements which for the most part do not provide a viable solution to the underlying problems. After many years of searching for a technology which will remedy these problems, the management of Coastline has found a bacteria which is effective at reducing sludge and pathogens from human and animal waste streams.

    The acquisition of Coastline allows the Company to diversify into the energy services sector, which is presently one of the most vibrant sectors in today's economy. The Coastline acquisition has provided to the Company licensed and proprietary technologies for Microbial Enhanced Oil Production (MEOP); and bio-degradation of sludge and pathogens in wastewater streams, and other bio-technological solutions to common, everyday problems. The Company anticipates synergies to be created from the cross marketing efforts of Coastline into both the energy and environmental industries, although no assurances can be given that such synergies will evolve.

BRIEF DESCRIPTION OF EXETER GROUP, INC.

    Exeter Group, Inc., a Florida corporation, was incorporated in November 1996, and began operations in 1997. Exeter offers environmental consulting services to companies bringing forth new and/or cutting edge technologies. This entails negotiating any and all permits, licensing rights, government registrations, of E.P.A, Interior, Food and Drug Administration, OSHA, NIOSH, National Marine Fisheries Service, the US Forest Service and other regulatory agencies dealing with natural resources, primarily at the Federal level. Drawing from an extensive background in both the environmental sciences and government procedures, the Exeter management team can tailor a business plan to fit the unique requirements of a diverse clientele. The present trend towards environmentally focused laws and regulations will require companies to seek working relationships with companies such as Exeter to avoid costly delays and other obstacles.

    Exeter has the capability of doing fish and wildlife surveys, timber cruising, wetland delineation, CERCLA site development and measurement, superfund cleanup, RCRA activities dealing with development of waste dumps of Sub title C, D, and E. TOSCA and Pesticide developmental work in terms of registrations are a key part of our activities. We do work on clean water and sludge regulatory development with water and sewer authorities. Work in foreign countries include South Africa, Haiti, Dominican Republic, Bermuda, Grenada, Cameroon and others are in developmental stages. Basically, if an environmental problem exists we can analyze, set up corrective actions and execute the solutions

Item #7.  Financial Statements and Exhibits.

The following documents are filed as exhibits to this report . They were filed with the original 8-K filed March 25, 1998, and are hereby incorporated by reference in that 8-K statement. They are listed on the March 25, 1998 8-K as
Exhibit:

10.1 Stock Purchase Agreement dated March 6, 1998, among the Company, Kemron Environmental Services, Inc., A New York corporation, and the shareholders of Kemron Environmental Services, Inc.

10.2 Stock Purchase Agreement dated March 6, 1998, among the Company, Coastline International Inc., a Delaware corporation, and the shareholders of Coastline International, Inc.

10.3 Stock Exchange Agreement dated March 6, 1998, among the Company, New Horizons, Inc., a Delaware corporation, and the shareholders of New Horizons, Inc.

10.4 Stock Exchange Agreement dated March 6, 1998, among the Company, Exeter Group, Inc., a Florida corporation,and the shareholders of Exeter Group, Inc.

Whitney American Corporation (the "Company") previously reported its acquisition of Kemron Environmental Services, Inc., Coastline International, Inc., New Horizons, Inc., and Exeter Group, Inc. in Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 25, 1998. The Company is filing this Current Report on Form 8-K/A No. 1 to include additional financial statements of Kemron Environmental Services, Inc. and pro forma financial information of the Company.

After reasonable inquiry, the Company is not aware of any material factors relating to Kemron Environmental Services, Inc. that would cause the reported financial information not to be necessarily indicative of future operating results.

I.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements.

               The audited balance sheet and statement of revenue and certain operating expenses of Kemron Environmental Services, Inc. for the year ended May 31, 1997 are included on pages 23 to 24.

        (b)    Pro Forma Financial Information.

               Pro forma financial information which reflect's the Company's acquisition of Kemron Environmental Services, Inc., Coastline International, Inc., New Horizons, Inc., and Exeter Group, Inc. for the period ended February 28, 1998 and for the year ended May 31, 1997 are included on pages 18 to 20.

        (c)    Exhibits.

               Consent of Haymaker Berry Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          WHITNEY AMERICAN CORPORATION


Date:  May 22, 1998           By:
     -----------------           -------------------------------------
                                      Juan J. Gutierrez, President
                                      (Principal Executive Officer)


Date:  May 22, 1998           By:
     -----------------           -------------------------------------
                                   Hector I. Hernandez, Executive VP


                         WHITNEY AMERICAN CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

I.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Unaudited Pro Forma Combined Condensed Balance Sheet
as of February 28, 1998.................................................  18

Unaudited Pro Forma Combined Condensed Statement of Operations
for the Nine Months Ended February 28, 1998.............................  19

Unaudited Pro Forma Combined Condensed Statement of Operations
for the Year Ended May 31, 1997.........................................  20

Notes and Management's Assumptions to Unaudited Pro Forma Combined
Condensed Financial Information.........................................  21

II.  KEMRON ENVIRONMENTAL SERVICES, INC.

Report of Independent Public Accountants................................  22

Balance Sheets as of May 31, 1997 and February 28, 1998.................  23

Statements of Operations for the Year Ended May 31, 1997
and the Nine Months Ended February 28, 1998.............................  24

Statements of Changes in Stockholder's Equity for the Year Ended
May 31, 1997 and the Nine Months Ended February 28, 1998................  25

Statements of Cash Flows for the Year Ended May 31, 1997
and the Nine Months Ended February 28, 1998.............................  26

Notes to financial statements...........................................  27

III.  EXHIBITS

Consent of Independent Public Accountants...............................  33

                             SURVIVING CORPORATION
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF FEBRUARY 28, 1998


                                                       WHITNEY            KEMRON
ASSETS                                                 AMERICAN        ENVIRONMENTAL
                                                      CORPORATION        SERVICES          EXETER       COASTLINE
                                                     -------------    ---------------     ---------    -----------
  CURRENT ASSETS
    Cash                                             $           -    $         1,000     $   1,820    $         -
    Accounts receivable, net                                     -          3,172,199         8,300              -
    Prepaid expenses and other assets                            -            194,864             -              -
                                                     -------------    ---------------     ---------    -----------
         Total Current Assets                                    -          3,368,063        10,120              -


  PROPERTY AND EQUIPMENT, cost
    Leasehold improvements                                       -            148,849         4,200              -
    Equipment                                                    -          2,537,223        17,851              -
    Automobiles                                                  -            188,546        34,289              -
    Furniture and fixtures                                       -             42,232         5,895              -
                                                     -------------    ---------------     ---------    -----------
                                                                 -          2,916,850        62,235              -

    Accumulated depreciation                                     -         (2,264,033)      (14,222)             -
                                                     -------------    ---------------     ---------    -----------

         Net Property and Equipment                              -            652,817        48,013              -

  OTHER ASSETS
    Intangibles, net of accumulated amortization
      of $ 18,330                                                -             21,250             -              -
    Deferred tax asset                                           -            491,673             -              -
    Deposits and other assets                                    -             41,653         4,075              -
                                                     -------------    ---------------     ---------    -----------
      Total Other Assets                                         -            554,576         4,075              -
                                                     -------------    ---------------     ---------    -----------
      Total Assets                                   $           -    $     4,575,456     $  62,208    $         -
                                                     =============    ===============     =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
    Accounts payable and accrued expenses            $           -    $     1,044,685     $  34,462    $         -
    Line of credit                                               -          1,650,000             -              -
    Accounts payable - related party                       105,745             33,662             -              -
    Notes payable                                                -             84,038           319              -
    Notes payable - related party                                -             61,728             -              -
    Notes payable - equipment                                    -             67,261             -              -
    Capital lease liability                                      -              1,744         7,906              -
                                                     -------------    ---------------     ---------    -----------
      Total Current Liabilities                            105,745          2,943,118        42,687              -

  LONG-TERM LIABILITIES
    Notes payable - related
      party, net of current maturities                           -                  -        60,014              -
    Notes payable - equipment,
      net of current maturities                                  -            209,921         5,383              -
                                                     -------------    ---------------     ---------    -----------
      Total Long-term Liabilities                                -            209,921        65,397              -
                                                     -------------    ---------------     ---------    -----------
      Total Liabilities                                    105,745          3,153,039       108,084              -


STOCKHOLDERS' EQUITY
    Preferred stock                                              -                  -             -              -
    Common Stock, net of subscriptions receivable                4                  3           100              -
    Contributions in excess of par                          31,222          1,642,777             -              -
    Retained earnings                                     (136,971)          (220,363)      (45,976)             -
                                                     -------------    ---------------     ---------    -----------
      Total Stockholders' Equity                          (105,745)         1,422,417       (45,876)             -
                                                     -------------    ---------------     ---------    -----------
      Total Liabilities and Stockholders' Equity     $           -    $     4,575,456     $  62,208    $         -
                                                     =============    ===============     =========    ===========


                                      18

                                                                      PRO FORMA
ASSETS                                                   NEW         ADJUSTMENTS           PROFORMA
                                                      HORIZONS     Debit/(Credit)        COMBINED
                                                     ----------   ---------------      -------------
  CURRENT ASSETS
    Cash                                             $        -   $             -      $       2,820
    Accounts receivable, net                                  -                 -          3,180,499
    Prepaid expenses and other assets                         -                 -            194,864
                                                     ----------   ---------------      -------------
         Total Current Assets                                 -                 -          3,378,183


  PROPERTY AND EQUIPMENT, cost
    Leasehold improvements                                    -                 -            153,049
    Equipment                                                 -                 -          2,555,074
    Automobiles                                               -                 -            222,835
    Furniture and fixtures                                    -                 -             48,127
                                                     ----------   ---------------      -------------
                                                              -                 -          2,979,085

    Accumulated depreciation                                  -                 -         (2,278,255)
                                                     ----------   ---------------      -------------

         Net Property and Equipment                           -                 -            700,830

  OTHER ASSETS
    Intangibles, net of accumulated amortization
      of $ 18,330                                             -                 -             21,250
    Deferred tax asset                                        -                 -            491,673
    Deposits and other assets                                 -                 -             45,728
                                                     ----------   ---------------      -------------
      Total Other Assets                                      -                 -            558,651
                                                     ----------   ---------------      -------------
      Total Assets                                   $        -   $             -      $   4,637,664
                                                     ==========   ===============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
    Accounts payable and accrued expenses            $        -   $             -      $   1,079,147
    Line of credit                                            -                 -          1,650,000
    Accounts payable - related party                          -                 -            139,407
    Notes payable                                             -                 -             84,357
    Notes payable - related party                             -                 -             61,728
    Notes payable - equipment                                 -                 -             67,261
    Capital lease liability                                   -                 -              9,650
                                                     ----------   ---------------      -------------
      Total Current Liabilities                               -                 -          3,091,550

  LONG-TERM LIABILITIES
    Notes payable - related
      party, net of current maturities                        -                 -             60,014
    Notes payable - equipment,
      net of current maturities                               -                 -            215,304
                                                     ----------   ---------------      -------------
      Total Long-term Liabilities                             -                 -            275,318
                                                     ----------   ---------------      -------------
      Total Liabilities                                       -                 -          3,366,868


STOCKHOLDERS' EQUITY
    Preferred stock                                           -                                    -
    Common Stock, net of subscriptions receivable             -               (23)(2)             84
    Contributions in excess of par                            -          (182,924)(2)      1,491,075
    Retained earnings                                         -           182,947 (2)       (220,363)
                                                     ----------   ---------------      -------------
      Total Stockholders' Equity                              -                 -          1,270,796
                                                     ----------   ---------------      -------------
      Total Liabilities and Stockholders' Equity     $        -   $             -      $   4,637,664
                                                     ==========   ===============      =============


See notes to proforma combined condensed financial statements

                             SURVIVING CORPORATION
              UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF
            OPERATIONS FOR THE NINE MONTHS ENDED FEBRUARY 28, 1998

                                            WHITNEY        KEMRON                                        PRO FORMA
                                            AMERICAN    ENVIRONMENTAL                          NEW      ADJUSTMENTS      PROFORMA
                                           CORPORATION    SERVICES       EXETER   COASTLINE  HORIZONS  Debit/(Credit)    COMBINED
REVENUE                                     $      --    $ 7,890,514   $  86,786   $    --   $    --       $ --        $ 7,977,300

   DIRECT COSTS                                    --      5,987,926     103,314        --        --         --          6,091,240
                                            ---------    -----------   ---------   -------   -------       ----        -----------

   GROSS PROFIT (LOSS)                             --      1,902,588     (16,528)       --        --         --          1,886,060
                                            ---------    -----------   ---------   -------   -------       ----        -----------

OPERATING EXPENSES
   Overhead                                        --        855,544      51,199        --        --         --            906,743
   General and administrative                  44,266        628,013      11,627        --        --         --            683,906
                                            ---------    -----------   ---------   -------   -------       ----        -----------

      Total Operating Expenses                 44,266      1,483,557      62,826        --        --         --          1,590,649
                                            ---------    -----------   ---------   -------   -------       ----        -----------

INCOME (LOSS) FROM OPERATIONS                 (44,266)       419,031     (79,354)       --        --         --            295,411

OTHER INCOME
   Interest                                        --          1,957          --        --        --         --              1,957
   Other                                           --             --          --        --        --         --                 --

OTHER EXPENSES
   Interest                                        --       (181,782)         --        --        --         --           (181,782)
                                            ---------    -----------   ---------   -------   -------       ----        -----------

INCOME (LOSS) BEFORE TAXES                    (44,266)       239,206     (79,354)       --        --         --            115,586
                                            =========    ===========   =========   =======   =======       ====        ===========

INCOME TAXES                                       --        (93,058)         --        --        --         --            (93,058)

NET INCOME (LOSS)                           $ (44,266)   $   146,148   $ (79,354)  $    --   $    --       $ --        $    22,528
                                            =========    ===========   =========   =======   =======       ====        ===========

Basic net loss per common share             $   (0.12)   $    463.96   $  (79.35)  $    --   $    --       $ --        $      0.00
                                            =========    ===========   =========   =======   =======       ====        ===========

Weighted average common share outstanding     362,515            315       1,000     1,000     1,000         --          8,520,047
                                            =========    ===========   =========   =======   =======       ====        ===========

Diluted net loss per common share           $   (0.12)   $    463.96   $  (79.35)  $    --   $    --       $ --        $      0.00
                                            =========    ===========   =========   =======   =======       ====        ===========

Weighted average common share outstanding     362,515            315       1,000     1,000     1,000         --          8,520,047
                                            =========    ===========   =========   =======   =======       ====        ===========

         See notes to proforma combined condensed financial statements

                             SURVIVING CORPORATION
              UNAUDITED PROFORMA  COMBINED CONDENSED STATEMENT OF
                  OPERATIONS FOR THE YEAR ENDED MAY 31, 1997


                                      WHITNEY        KEMRON                                             PRO FORMA
                                      AMERICAN    ENVIRONMENTAL                              NEW       ADJUSTMENTS     PROFORMA
                                     CORPORATION    SERVICES       EXETER     COASTLINE    HORIZONS   Debit/(Credit    COMBINED
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
REVENUE                            $           -  $  10,041,217  $    74,466   $      -   $        -  $           -  $  10,115,683

   DIRECT COSTS                                -      6,021,746       50,849          -            -              -      6,072,595
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
   GROSS PROFIT                                -      4,019,471       23,617          -            -              -      4,043,088
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
OPERATING EXPENSES
   Overhead                                    -      3,250,004       23,860          -            -              -      3,273,864
   General and administrative             57,819      1,215,066        1,640          -            -              -      1,274,525
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
      Total Operating Expenses            57,819      4,465,070       25,500          -            -              -      4,548,389
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
LOSS FROM OPERATIONS                     (57,819)      (445,599)      (1,883)         -            -              -       (505,301)

OTHER INCOME
   Interest                                    -            250            -          -            -              -            250
   Other                                       -          7,088            -          -            -              -          7,088

OTHER EXPENSES
   Interest                                    -       (241,417)           -          -            -              -       (241,417)
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
LOSS BEFORE DISCONTINUED
  OPERATIONS AND INCOME TAXES            (57,819)      (679,678)      (1,883)         -            -              -       (739,380)

DISCONTINUED OPERATIONS                        -       (617,303)           -          -            -              -       (617,303)
                                   -------------  -------------  -----------  ---------   ----------  -------------  -------------
INCOME BEFORE INCOME TAXES               (57,819)    (1,296,981)      (1,883)         -            -              -     (1,356,683)
                                   =============  =============  ===========  =========   ==========  =============  =============

INCOME TAXES                                   -        493,538            -          -            -              -        493,538

NET LOSS                           $     (57,819) $    (803,443) $    (1,883) $       -   $        -  $           -  $    (863,145)
                                   =============  =============  ===========  =========   ==========  =============  =============

Basic net loss per common share    $       (0.16) $   (2,550.61) $     (1.88) $       -   $        -  $           -  $       (0.10)
                                   =============  =============  ===========  =========   ==========  =============  =============

Weighted average common share
 outstanding                             362,515            315        1,000      1,000        1,000              -      8,520,047
                                   =============  =============  ===========  =========   ==========  =============  =============

Diluted net loss per common share  $       (0.16) $   (2,550.61) $     (1.88) $       -   $        -  $           -  $       (0.10)
                                   =============  =============  ===========  =========   ==========  =============  =============

Weighted average common share
 outstanding                             362,515            315        1,000      1,000        1,000              -      8,520,047
                                   =============  =============  ===========  =========   ==========  =============  =============


         See notes to proforma combined condensed financial statements

                             SURVIVING CORPORATION
                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                    UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION


NOTE 1: The following unaudited pro forma combined condensed financial information of Whitney American Corporation (the "Company") adjusts the historical financial statements of the Company to give pro forma effect to the Company's purchase of Kemron Environmental Services, Inc., Coastline International, Inc., New Horizons, Inc., and Exeter Group, Inc. on March 6, 1998. The acquisition has been accounted for as a stock-for-stock exchange with the additional issuance of common stock to consummate the acquisition. The Unaudited Pro Forma Combined Condensed Balance Sheets have been prepared as if the transaction occurred as of February 28, 1998.

         The Unaudited Pro Forma Combined Condensed Balance Sheets have been prepared as of the beginning of the periods presented. The unaudited pro forma combined condensed statements for the periods presented do not purport to represent what the Company's results of operations or financial position would actually have been had the transaction occurred on the aforementioned dates, or to project the Company's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable under the circumstances.

         The Unaudited Pro Forma Combined Condensed Balance Sheets should be read in conjunction with the historical financial statements and related notes included elsewhere in this current report and the Company's Form 10-KSB for the year ended May 31, 1997.



NOTE 2:  To record the stock-for-stock exchange and issuance of preferred stock.

INDEPENDENT AUDITOR'S REPORT
----------------------------


To the Stockholders and
  Board of Directors
Kemron Environmental Services, Inc.
  and Subsidiary
McLean, VA


We have audited the accompanying balance sheet of Kemron Environmental Services, Inc. as of May 31, 1997, and the related statement of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position and cash flows of Kemron Environmental Services, Inc. as of May 31, 1997, and the results of its operations for the year then ended in conformity with generally accepted accounting principles.


/s/  Haymaker Berry Group
-------------------------
Washington, DC
July 17, 1997

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                                BALANCE SHEETS

ASSETS
                                                                                     FEBRUARY 28, 1998          MAY 31, 1997
                                                                                     -----------------        ----------------
                                                                                         (unaudited)
     CURRENT ASSETS
                  Cash                                                               $           1,000        $          1,000
                  Accounts receivable, net                                                   3,172,199               3,402,669
                  Prepaid expenses and other assets                                            194,864                 183,894
                  Note receivable - discontinued operation                                           -                  49,516
                                                                                     -----------------        ----------------
                                Total Current Assets                                         3,368,063               3,637,079

     PROPERTY AND EQUIPMENT, cost
                  Leasehold improvements                                                       148,849                 134,136
                  Equipment                                                                  2,537,223               2,458,080
                  Automobiles                                                                  188,546                 194,500
                  Furniture and fixtures                                                        42,232                  68,870
                                                                                     -----------------        ----------------
                                                                                             2,916,850               2,855,586

                  Accumulated depreciation                                                  (2,264,033)             (2,148,172)
                                                                                     -----------------        ----------------
                                Net Property and Equipment                                     652,817                 707,414

     OTHER ASSETS
                  Intangibles, net                                                              21,250                  24,604
                  Deferred tax asset                                                           491,673                 585,110
                  Deposits                                                                      41,653                  41,871
                                                                                     -----------------        ----------------
                                Total Other Assets                                             554,576                 651,585
                                                                                     -----------------        ----------------
                                Total Assets                                         $       4,575,456        $      4,996,078
                                                                                     =================        ================

LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
                  Accounts payable and accrued expenses                              $       1,044,685        $      1,691,272
                  Line of credit                                                             1,650,000               1,530,000
                  Due to related parties                                                        33,662                  31,123
                  Notes payable                                                                 84,038                       -
                  Notes payable - related party                                                 61,728                  90,618
                  Notes payable - equipment                                                     67,261                  81,899
                  Capital lease liability                                                        1,744                  16,501
                                                                                     -----------------        ----------------
                                Total Current Liabilities                                    2,943,118               3,441,413


     LONG-TERM LIABILITIES
                  Notes payable - related party, net of current maturities                           -                  45,992
                  Notes payable - equipment, net of current maturities                         209,921                 262,881
                                                                                     -----------------        ----------------
                                Total Long-term Liabilities                                    209,921                 308,873
                                                                                     -----------------        ----------------
                                Total Liabilities                                            3,153,039               3,750,286


COMMITMENTS AND CONTINGENCIES                                                                        -                       -

STOCKHOLDERS' EQUITY

                  Common stock, $.01 par value, 10,000 shares authorized,
                                315 shares issued and outstanding                                    3                       3
                  Capital in excess of par                                                   1,642,777               1,612,300
                  Retained deficit                                                            (220,363)               (366,511)
                                                                                     -----------------        ----------------
                                Total Stockholders' Equity                                   1,422,417               1,245,792
                                                                                     -----------------        ----------------
                                Total Liabilities and Stockholders' Equity           $       4,575,456        $      4,996,078
                                                                                     =================        ================

                      See notes to financial statements.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                           STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED MAY 31, 1997 AND
                      NINE MONTHS ENDED FEBRUARY 28, 1998

                                                          FEBRUARY 28, 1998             MAY 31, 1997
                                                         --------------------        --------------------
                                                               (unaudited)
REVENUE                                                  $           7,890,514       $         10,041,217

DIRECT COSTS                                                         5,987,926                  6,021,746
                                                         ---------------------       --------------------

      GROSS PROFIT                                                   1,902,588                  4,019,471
                                                         ---------------------       --------------------

OPERATING EXPENSES
      Overhead                                                         855,544                  3,250,004
      General and administrative                                       628,013                  1,215,066

                                                         ---------------------       --------------------

          Total Operating Expenses                                   1,483,557                  4,465,070

                                                         ---------------------       --------------------

INCOME FROM OPERATIONS                                                 419,031                   (445,599)

OTHER INCOME
      Interest                                                           1,957                        250
      Other                                                                  -                      7,088
                                                         ---------------------       --------------------

OTHER EXPENSES
      Interest                                                        (181,782)                  (241,417)
                                                         ---------------------       --------------------

INCOME (LOSS) BEFORE  DISCONTINUED
  OPERATIONS AND INCOME TAXES                                          239,206                   (679,678)
                                                         ---------------------       --------------------

DISCONTINUED OPERATIONS                                                      -                   (617,303)
                                                         ---------------------       --------------------

INCOME (LOSS) BEFORE INCOME TAXES                                      239,206                 (1,296,981)
                                                         ---------------------       --------------------

INCOME TAXES                                                           (93,058)                   493,538
                                                         ---------------------       --------------------

NET INCOME (LOSS)                                        $             146,148       $           (803,443)
                                                         =====================       ====================


BASIC NET INCOME (LOSS) PER COMMON SHARE                 $              463.96       $          (2,550.61)
                                                         =====================       ====================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                 315                        315
                                                         =====================       ====================

DILUTED NET INCOME (LOSS) PER COMMON SHARE               $              463.96       $          (2,550.61)
                                                         =====================       ====================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                 315                        315
                                                         =====================       ====================

                      See notes to financial statements.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED MAY 31, 1997 AND
                      NINE MONTHS ENDED FEBRUARY 28, 1998

                              Number
                             of shares           Capital in  Retained
                            issued and   Common   excess of  earnings
                            outstanding   stock   par value  (deficit)     Total
                            -----------  ------  ----------  ---------   ----------
Balance, May 31, 1996            315       $3    $1,612,300  $ 436,932   $2,049,235

   Net loss                                                   (803,443)    (803,443)
                              ------      ---    ----------  ---------   ----------

Balance, May 31, 1997            315        3     1,612,300   (366,511)   1,245,792

   Redemption of Stock           (16)

   Stock Issuance                 16                 30,477                  30,477

   Net income                                                  146,148      146,148
                              ------      ---    ----------  ---------   ----------

Balance, February 28, 1998       315       $3    $1,642,777  $(220,363)  $1,422,417
                              ======      ===    ==========  =========   ==========

                      See notes to financial statements.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                           STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED MAY 31, 1997 AND
                      NINE MONTHS ENDED FEBRUARY 28, 1998

CASH FLOWS FROM OPERATIONS:                                                February 28, 1998                    May 31, 1997
                                                                         ----------------------             ---------------------
                                                                               (unaudited)
Net Income (Loss)                                                        $              146,148             $            (803,443)
Adjustments to reconcile net income to net cash:
      Depreciation                                                                      234,694                           352,873
      Loss on sale of assets                                                                  -                            14,098
      Allowance for doubtful accounts                                                    17,276                           138,615
      receivable
Changes in operating assets and liabilities:
      accounts receivable                                                               213,194                         1,736,210
      tax refund                                                                              -                           241,855
      accounts receivable - related party                                                     -                            12,714
      prepaid expenses                                                                  (10,970)                           24,937
      deposits                                                                              218                           (17,976)
      deferred tax asset                                                                 93,437                          (487,232)
      accounts payable and accrued expenses                                            (646,587)                         (597,840)
      accounts payabe - related party                                                     2,539                            13,364
                                                                         ----------------------             ---------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                49,949                           628,175


CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                                              (176,742)                         (160,864)
      Proceeds received from discontinued                                                49,516                           375,484
      operations
      Investment in related entity                                                            -                            23,761
                                                                         ----------------------             ---------------------

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                                    (127,226)                          238,381


CASH FLOWS FROM FINANCING ACTIVITIES:
      Net (payment) proceeds on line of credit                                          120,000                          (626,218)
      Payment of notes payable - equipment                                              (83,561)                         (187,321)
      Proceeds of notes payable - equipment                                             100,000                            67,009
      Payments on related party advances                                                (74,882)                          (40,926)
      Principal payments under capital lease obligations                                (14,757)                          (79,100)
      Proceeds from stock sale                                                           30,477                                 -
                                                                         ----------------------             ---------------------

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                      77,277                          (866,556)

NET CHANGE IN CASH                                                                            -                                 -

CASH, BEGINNING                                                                           1,000                             1,000
                                                                         ----------------------             ---------------------
CASH, ENDING                                                             $                1,000             $               1,000

Supplemental disclosure of cash flows information:
                                                                         ======================             =====================

Cash paid during the year for interest                                   $              176,594             $             269,317
                                                                         ======================             =====================



                      See notes to financial statements.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)



NOTE 1: CORPORATE DATA

        The Company was incorporated under the laws of the State of New York on June 3, 1975. The Company provides a broad range of environmental consulting, engineering, and laboratory services.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

        Concentration of Credit Risk
        ----------------------------

        The Company provides services to customers in multiple industries such as oil and gas, metals, chemical, textile and automotive. Approximately 35% of the company's customer base is comprised of the federal and state government. The majority of the company's customers are located in the midwest, northeast, and southeast regions. The company establishes an allowance for doubtful accounts based upon several factors such as credit risk and analysis of specific customer accounts.

        Property and Equipment
        ----------------------

        Property and equipment is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the asset. Amortization of leasehold improvements is computed on the term of the lease or its useful life, whichever is less.

        Contract Revenue
        ----------------

        Revenue from service contracts is accrued as time is spent and work is performed. Revenue under cost-plus-fixed-fee contracts is recorded on the basis of direct cost and overhead, plus an allocable portion of the fixed fee.

        Revenue from fixed price contracts is accrued on the percentage-of-completion method. Percentage of completion is determined by computing the ratio of total cost incurred on each contract as of the balance sheet date to total anticipated cost for the entire contract. As the contracts extend into future reporting periods, revisions in cost and profit estimates during the course of the work will be reflected in the accounting period in which the facts which require the revision become known. If a loss is projected during work-in-progress, the entire amount of the estimated loss is accrued.

        Amounts retained by customers until final acceptance of a completed contract are included in accounts receivable.

        Estimates
        ---------

        Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

        Income Taxes
        ------------

        As of February 28, 1998 and May 31, 1997, the Company has a net operating loss carryforward of approximately $491,673 and $585,110, respectively, for income tax purposes, that expires in 1998 through 2012, which may be used to reduce future taxable income and tax liabilities.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)


        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes

        Net Income (Loss) per Common Share
        ----------------------------------

        Net income (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. The Company implemented Statement of Financial Accounting Standards (SFAS) No. 128 which requires presentation of basic and diluted earnings per share amounts and a reconciliation of the respective calculations. The Company's capital structure consists only of common stock and no other securities exist whose conversion or exercise would be dilutive.


NOTE 3: ACCOUNTS RECEIVABLE

        Accounts receivable consist of the following:

                                              February 28, 1998   May 31, 1997
                                              ------------------  -------------
                                                 (unaudited)
Billed (includes retention of $267,769 and
 $290,614, respectively)                             $2,807,011     $2,782,989

Unbilled                                                621,079        858,295

Less allowance for doubtful accounts                   (255,891)      (238,615)
                                                     ----------     ----------

                                                     $3,172,199     $3,402,669
                                                     ==========     ==========

        The unbilled receivables on long-term contracts consists primarily of month-end revenue accrued but not billed on February 28, 1998 and May 31, 1997. Such billings are made the following month.


NOTE 4: NOTES PAYABLE:

        Notes payable at February 28, 1998 and May 31, 1997 consisted of the following:

                                                         February 28, 1998   May 31, 1997
                                                         ------------------  ------------
                                                            (unaudited)
Note payable, bank, $1,800,000 line-of-credit,
 demand, interest at 10.5%, secured by accounts
 receivable and personal guarantee of majority                  $1,650,000     $1,530,000
 stockholder                                                    ==========     ==========

Note payable, bank, $100,000 term loan, monthly
 principal payments of $8,333 plus interest at 10.5%,
 secured by equipment and personal guarantee of
 majority stockholder                                               84,038              -
                                                                ==========     ==========

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)

        Maturities of long-term debt payments for the years succeeding February 28, 1998 are as follows:

                     February 28, 1999
                     -----------------
                         $ 1,734,038
                         ===========

NOTE 5: NOTES PAYABLE - EQUIPMENT:

        Notes payable for equipment at February 28, 1998 and May 31, 1997 are as follows:

                                                      February 28, 1998   May 31, 1997
                                                      ------------------  ------------
                                                         (unaudited)
 Equipment notes bearing interest ranging from
 9.5% to 10.75%.  Interest is payable monthly with
 aggregate monthly principal payments of $ 8,903
 with maturities through November 1999.  The notes
 are collateralized by equipment.                              $277,182       $344,780

                   Less current maturities                       67,261         81,899
                                                               --------       --------

                                                               $209,921       $262,881
                                                               ========       ========

        Maturities of long-term debt payments for each of the five years succeeding February 28, 1998 are as follows:

        February 28, 1999   $ 67,261
        February 28, 2000    209,921
                            --------
                            $277,182
                            ========


NOTE 6: COMMITMENTS AND CONTINGENCIES

        The company conducts its operations in leased facilities under operating leases expiring at various dates through 2007. Approximate minimum rental commitments for five years as of February 28, 1998 and May 31, 1997, are as follows:

           February 28, 1999  $ 377,704    May 31, 1998  $ 390,756
                        2000    303,888            1999    327,014
                        2001    303,888            2000    281,484
                        2002    303,888            2001    281,484
                        2003    303,888            2002    281,484

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)

        Other facilities are leased under short-term agreements. Rent expense for all leases for the nine months ended February 28, 1998 and the year ended May 31, 1997, was $ 314,461 and $448,082, respectively.

        The company has entered into various equipment operating leases expiring between March 1998 and April 2000. Lease expense for the nine months ended February 28, 1998 and the year ended May 31, 1997, was $ 167,713 and $299,782, respectively. A schedule of the future minimum lease commitments for five years as of February 28, 1998 and May 31, 1997 are as follows:

           February 28, 1998     $152,025  May 31, 1998   $207,080
                        1999      114,363          1999     72,848
                        2000        4,556          2000     39,191
                        2001            -          2001     10,017
                        2002            -          2002     10,017

NOTE 7 - EMPLOYEE BENEFIT PLAN

        The company participates in a 401(k) plan, the InterAmerica/Kemron 401(k) Plan and Trust. The plan is available to all employees who are at least 21 years old, with certain exceptions, primarily for leased employees and those covered by collective bargaining agreements. The company will make compensation deferral contributions for the benefit of all eligible employees in the amount directed by each employee up to the limits set by the Internal Revenue Service.

        The company will make annual matching contributions of two percent of the employee's Matched Compensation Deferral. The plan provides for a vesting of company contributions to the employee over a period of five years. During the nine months ended February 28, 1998 and the year ended May 31, 1997, the company's matching contributions totaled $ 39,510 and $71,762, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

        Due to Related Parties
        ----------------------

        An affiliated company provides computer and other services to the company at cost. Certain expenses at headquarters facilities such as rent, postage, and administrative labor are shared among the companies. In addition, a liability to the majority shareholder exists that is non-interest bearing and payable upon demand. Amounts due to affiliate and stockholder are as follows:

                              February 28, 1998   May 31, 1997
                              ------------------  ------------
                                 (unaudited)

        Due to affiliate                $15,903        $13,364

        Due to stockholder               17,759         17,759
                                        -------        -------

                                        $33,662        $31,123
                                        =======        =======

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)

        Notes Payable - Related Party
        -----------------------------

        The company issued two promissory notes payable to the company's majority stockholder in the original amounts of $600,000. The notes bear interest at the rate of 10% per annum with monthly installments of principal and interest of $8,350. The amount of interest expense for the nine months ended February 28, 1998 and the year ended May 31, 1997, was $ 8,040 and $6,624, respectively. There was no accrued interest payable at February 28, 1998 and May 31, 1997.

        Rent Expense - Related Party
        ----------------------------

        The company leases its Marietta, Ohio office from a related party. The amount of rent expense paid to the related party for the nine months ended February 28, 1998 and the year ended May 31, 1997, was $ 93,978 and $ 102,900, respectively.


NOTE 9 - MAJOR CUSTOMERS

        Earned revenue and the related accounts receivable from major customers are as follows:

                                          Earned      Accounts
                                          Revenue    Receivable
                                        -----------  ----------

        As of February 28, 1998
        -----------------------

        Private sector (3 customers)     $3,595,159    $822,380
                                         ==========    ========

        Public sector (7 customers)      $3,692,084    $865,205
                                         ==========    ========

        As of May 31, 1997
        ------------------

        Private sector (6 customers)     $3,372,548    $507,379
                                         ==========    ========

        Public sector (4 customers)      $3,104,519    $706,105
                                         ==========    ========

NOTE 10 - DISCONTINUED OPERATIONS

        During fiscal year 1997, the company discontinued its wholly-owned subsidiary, Kemron Construction Corporation. This construction company was established at the beginning of the fiscal year, but as a result of significant startup costs for the new business as well as the low profit margins experienced, the operation was terminated. In addition, the Cincinnati consulting office which has historically demonstrated erratic profit with little contract backlog was shutdown. The Cincinnati office performed in areas of NEPA services and cultural resource investigations, which were not an important component of the consulting group's strategy.

                      KEMRON ENVIRONMENTAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      MAY 31, 1997 AND FEBRUARY 28, 1998
                  (INFORMATION AS OF AND FOR THE NINE MONTHS
                     ENDED FEBRUARY 28,1998 IS UNAUDITED)



        Losses at May 31, 1997, from discontinued operations are as follows:

                                        Construction
                                        Corporation   Cincinnati    Total
                                        ------------  ----------  ---------
        Loss from operations                $442,326    $ 30,145   $472,471
        Interest expense                       6,233      21,677     27,900
        Accrued losses                             -      70,078     70,078
        Lease termination                          -      46,854     46,854
                                            --------    --------   --------

        Total loss from discontinued
            operation before taxes          $448,559    $168,754   $617,303
                                            ========    ========   ========

     Whitney American Corporation


     Gentlemen:

               We hereby consent to use in the Form 8-K/A, No. 1, relating to the merger of Kemron Environmental Services, Inc., Coastline International, Inc., New Horizons, Inc., and Exeter Group, Inc., with and into Whitney American Corporation of our report dated July 17, 1997, related to the financial statements of Kemron Environmental Services, Inc. as of May 31, 1997 and for the year then ended, which is contained therein.


     /s/  Haymaker Berry Group
     -------------------------
     Haymaker Berry Group
     Washington, DC
     May 22, 1998